Exhibit 4.10.14
                                                                  EXECUTION COPY



                      AMENDMENT TO FOAMEX CREDIT AGREEMENT


         This AMENDMENT TO FOAMEX CREDIT AGREEMENT, dated as of December 23, 1999 (this "Amendment"), amends in certain respects that certain Credit Agreement dated as of June 12, 1997, as amended and restated as of February 27, 1998 as further amended and restated as of June 29, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Foamex L.P., a Delaware limited partnership ("Foamex" or the "Borrower"), FMXI, Inc., a Delaware corporation and managing general partner of Foamex ("FMXI"), the institutions from time to time a party thereto as Lenders, whether by execution of the Credit Agreement or an Assignment and Acceptance, the institutions from time to time a party thereto as Issuing Banks, whether by execution of the Credit Agreement or an Assignment and Acceptance, Citicorp USA, Inc., a Delaware corporation ("Citicorp"), in its capacity as the collateral agent for the Lenders and the Issuing Banks thereunder (in such capacity, the "Collateral Agent") and The Bank of Nova Scotia ("Scotiabank"), in its capacity as funding agent for the Lenders and Issuing Banks (in such capacity, the "Funding Agent"; together with the Collateral Agent, the "Administrative Agents").


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Borrower (which has executed this Amendment) has requested the undersigned, which constitute the Requisite Lenders, to amend the Credit Agreement as set forth herein. The Lenders party hereto have agreed to amend the Credit Agreement to accommodate the request of the Borrower contained herein, subject to the terms set forth herein.

         NOW, THEREFORE, in consideration of the above recital of the Borrower, the Requisite Lenders and the Administrative Agents agree as follows:


         SECTION 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.


         SECTION 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

         SECTION 2.1. Amendment to Article I. The following definition is added to Article I of the Credit Agreement in the appropriate alphabetical place:

         "`Special Dividend' has the meaning ascribed to such term in Section 9.06(iv)."

         SECTION 2.2. Amendment to "Excess Cash Flow" Definition. The definition of "Excess Cash Flow" in Section 1.01 of the Credit Agreement is hereby amended by (v) deleting in clause (b)(v) the "s" at the end of the word "Sections", (w) deleting in clause (b)(v) the text "and 9.06(iv)", (x) inserting in


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clause (b)(v) immediately after the reference to "9.06(iii)" the following:
"(other than the Special Dividend)", (y) deleting in clause (b)(ix) the "." and inserting a ";" in lieu thereof and (z) inserting at the end thereof, after clause (b)(ix) the following: "provided, that both the payment of the Special Dividend and any repayment by Foamex International of such Special Dividend shall be excluded from the calculation of Excess Cash Flow."

         SECTION 2.3. Amendment to Section 9.06 of the Credit Agreement. Clause
(iv) of Section 9.06 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(iv) a one-time dividend in an amount not to exceed $17,500,000 paid on or prior to December 31, 1999 (the "Special Dividend") to the Managing General Partner and the Limited Partner to permit Foamex International to repay in full its debt obligations to the Borrower under the Tax Advance Agreement (but only if such distributions are immediately repaid to the Borrower);"

         SECTION 2.4. Amendment to Section 9.08 of the Credit Agreement. Clause
(vi) of Section 9.08 of the Credit Agreement is hereby amended by (x) inserting after the word "Inventory" the following "(and also, solely with respect to Recticel s.a. ("Recticel") and its Affiliates, the licensing of intellectual property and the sale of services)" and (y) inserting immediately after the text "TIHI and its Subsidiaries" the following: "or Recticel and its Affiliates".

         SECTION 3. Conditions to Effectiveness. This Amendment shall become effective on the date (the "Effective Date") on which the following conditions precedent have been satisfied (unless waived by the Requisite Lenders):

                  (i) Documents. The Administrative Agents shall have received on or before the Effective Date this Amendment (x) duly executed by the Borrower and the Lenders which constitute the Requisite Lenders and (y) in form and substance satisfactory to the Requisite Lenders.

                  (ii) Contracts; Consents. The Borrower shall have received all material consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all material consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow the Borrower to lawfully and without risk of rescission, execute, deliver and perform, in all material respects, its obligations under this Amendment.

                  (iii) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and neither Administrative Agent shall have received, on or prior to the Effective Date, any notice that litigation is pending or threatened which is likely to, impose or result in the imposition of a Material Adverse Effect.

                  (iv) No Default. Both immediately before and after giving effect to this Amendment, no Potential Event of Default or Event of Default shall have occurred.

                  (v) Representations and Warranties. All of the representations and warranties contained in Article VI of the Credit Agreement and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date.

         SECTION 4. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders party hereto that (i) the execution, delivery and performance of this Amendment by the Borrower are within the Borrower's partnership powers and have been duly authorized by all necessary partnership action, and (ii) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles generally.


         SECTION 5.  Reference to and Effect on the Loan Documents.

         SECTION 5.1. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

         SECTION 5.2. Except as specifically amended above, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

         SECTION 5.3. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or either Administrative Agent under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

         SECTION 5.4. As of the Effective Date (after giving effect to this Amendment), the Borrower is in compliance in all material respects with all applicable terms, conditions and covenants of the Credit Agreement and other Loan Documents.


         SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


         SECTION 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO NEW YORK CONFLICTS OF LAWS PRINCIPLES.


         SECTION 8. Guarantor Consent. By its signature below, Foamex International hereby (i) consents to this Amendment in its capacity as a guarantor under the Foamex International Guaranty and (ii) affirms its obligations under such guaranty.

         SECTION 9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

         SECTION 10. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.



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                                       4

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.


                              BORROWER

                              FOAMEX L.P.
                              By:  FMXI, Inc., Its Managing General Partner



                              By   /s/ George L. Karpinski
                                  ------------------------
                                 Name:  George L. Karpinski
                                 Title:  Vice President

                              FMXI, INC.


                              By   /s/ George L. Karpinski
                                  ------------------------
                                 Name:  George L. Karpinski
                                 Title:  Vice President

                              FOAMEX INTERNATIONAL INC., as a guarantor


                              By   /s/ George L. Karpinski
                                  ------------------------
                                 Name:  George L. Karpinski
                                 Title: Senior Vice President

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                              CITICORP USA, INC., as Administrative Agent,
                              Collateral Agent, individually as a Lender, and as Intercreditor Collateral Agent


                              By   /s/ Shapleigh B. Smith
                                  -----------------------
                                 Name:  Shapleigh B. Smith
                                 Title:  Managing Director


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                              CITIBANK, N.A., as Issuing Bank

                              By   /s/ Shapleigh B. Smith
                                  -----------------------
                                 Name:  Shapleigh B. Smith
                                 Title:  Managing Director

                              THE BANK OF NOVA SCOTIA, as Administrative Agent, Funding Agent, Issuing Bank, individually as a Lender, and as Intercreditor Agent


                              By  /s/ Brian Allen
                                 --------------------------
                                 Name:  Brian Allen
                                 Title:  Managing Director


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                              AERIES FINANCE LTD.


                              By_______________________________________
                                 Name:
                                 Title:


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                              ALLSTATE INSURANCE COMPANY


                              By_______________________________________
                                 Name:
                                 Title:


                              By_______________________________________
                                 Name:
                                 Title:

                              ARCHIMEDES FUNDING, L.L.C.
                              By:  ING Capital Advisors, Inc.,
                                   as Collateral Manager


                              By  /s/ Michael J. Campbell
                                  -----------------------
                                 Name:  Michael J. Campbell
                                 Title:  Senior Vice President and
                                         Portfolio Manager

                              BALANCED HIGH-YIELD FUND I LTD.
                              By: BHF (USA) Capital Corporation acting as
                                  Attorney-In-Fact


                              By  /s/ Dana L. McDougall
                                  ---------------------
                                 Name:  Dana L. McDougall
                                 Title:  Vice President


                              By  /s/ Aurelio Almonte
                                 Name:  Aurelio Almonte
                                 Title:  Associate



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                              BANKBOSTON, N.A.


                              By_______________________________________
                                 Name:
                                 Title:

                              THE BANK OF NEW YORK


                              By_______________________________________
                                 Name:
                                 Title:

                              BHF (USA) CAPITAL CORPORATION


                              By  /s/ Dana L. McDougall
                                  ---------------------
                                 Name:  Dana L. McDougall
                                 Title:  Vice President


                              By  /s/ Aurelio Almonte
                                  ---------------------
                                 Name: Aurelio Almonte
                                 Title:  Associate

                              CAPTIVA FINANCE LTD.


                              By  /s/ Dean Criares
                                 Name:  Dean Criares
                                 Title:  Managing Director

                              CARAVELLE INVESTMENT FUND L.L.C.
                              By: Caravelle Advisors, L.L.C.


                              By_______________________________________
                                 Name:
                                 Title:

                              CERBERUS PARTNERS, L.P.


                              By_______________________________________
                                 Name:
                                 Title:

                              CERES FINANCE LTD.


                              By  /s/ Howard J. Golden
                                  --------------------
                                 Name:  Howard J. Golden
                                 Title: Authorized Signatory

                              CHASE SECURITIES INC.,
                              as agent for The Chase Manhattan Bank


                              By_______________________________________
                                 Name:
                                 Title:

                              CIC


                              By:______________________
                                    Name:
                                    Title:

                              COMMERCIAL LOAN FUNDING TRUST I
                              By: Lehman Commercial Paper Inc., not in its individual capacity, but solely as Administrative Agent


                              By_______________________________________
                                 Name:
                                 Title:


                              By_______________________________________
                                 Name:
                                 Title:


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                              COMPAGNIE FINANCIERE DE CIC ET DE
                                 L'UNION EUROPEENNE


                              By  /s/ Brian O'Leary
                                 Name:  Brian O'Leary
                                 Title:  Vice President


                              By  /s/ Sean Mounier
                                 Name:  Sean Mounier
                                 Title:  First Vice President

                              CREDIT LYONNAIS NEW YORK BRANCH


                              By  /s/ Linda D. Tulloch
                                  --------------------
                                 Name:  Linda D. Tulloch
                                 Title:  Vice President

                              CRESCENT/MACH I PARTNERS, L.P.
                              By:  TCW Asset Management Company Its
                                   Investment Manager


                              By_______________________________________
                                 Name:
                                 Title:

                              CYPRESSTREE INVESTMENT MANAGEMENT COMPANY, INC.
                              As:  Attorney-in-Fact and on behalf of First
                                   Allmerica Financial Life Insurance Company as Portfolio Manager


                              By  /s/ Philip C. Robbins
                                  ---------------------
                                 Name:  Philip C. Robbins
                                 Title:  Principal

                              DEBT STRATEGIES FUND, INC.


                              By_______________________________________
                                 Name:
                                 Title:

                              DEEPROCK & COMPANY


                              By_______________________________________
                                 Name:
                                 Title:

                              DELANO COMPANY
                              By:Pacific Investment Management Company,
                                 as its Investment Advisor


                              By  /s/ Raymond Kennedy
                                 Name:  Raymond Kennedy
                                 Title:  Senior Vice President



                              By:PIMCO Management Inc., a general partner


                              By  /s/ Raymond Kennedy
                                 Name:  Raymond Kennedy
                                 Title:  Senior Vice President

                              DLJ CAPITAL FUNDING, INC.


                              By_______________________________________
                                 Name:
                                 Title:

                              FLEET NATIONAL BANK


                              By  /s/ Stephen M. Spencer
                                  ----------------------
                                 Name:  Stephen M. Spencer
                                 Title:  Senior Vice President

                              GENERAL ELECTRIC CAPITAL CORPORATION


                              By_______________________________________
                                 Name:
                                 Title:

                              GOLDMAN SACHS CREDIT PARTNERS L.P.


                              By_______________________________________
                                 Name:
                                 Title:

                              GOLDMAN SACHS INTERNATIONAL BANK


                              By_______________________________________
                                 Name:
                                 Title:

                              IMPERIAL BANK


                              By:  /s/ Renee Faber
                                    Name:  Renee Faber
                                    Title:  Assistant Vice President

                              KZH CRESCENT LLC


                              By  /s/ Peter Chin
                                 Name:  Peter Chin
                                 Title:  Authorized Agent

                              KZH CRESCENT-2 LLC


                              By  /s/ Peter Chin
                                 Name:  Peter Chin
                                 Title:  Authorized Agent

                              KZH CYPRESSTREE-1 LLC


                              By  /s/ Peter Chin
                                 Name:  Peter Chin
                                 Title:  Authorized Agent

                              KZH LANGDALE LLC


                              By  /s/ Peter Chin
                                 Name:  Peter Chin
                                 Title:  Authorized Agent

                              KZH ING-1 LLC


                              By  /s/ Peter Chin
                                 Name:  Peter Chin
                                 Title:  Authorized Agent

                              KZH ING-2 LLC


                              By  /s/ Peter Chin
                                 Name:  Peter Chin
                                 Title:  Authorized Agent

                              KZH SOLEIL LLC


                              By  /s/ Peter Chin
                                 Name:  Peter Chin
                                 Title:  Authorized Agent

                              THE MAINSTAY FUNDS,
                              on behalf of its high yield corporate bond fund series By: Mackay Shields LLC, its Investment Advisor


                              By  /s/ Robert A. Nisi
                                 Name:  Robert A. Nisi
                                 Title:  Director

                              MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


                              By  /s/ Steven J. Katz
                                  ------------------
                                 Name:  Steven J. Katz
                                 Title:  Second Vice President and Associate
                                              General Counsel

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                              MASSMUTUAL HIGH YIELD PARTNERS II, LLC

                              By: HYP MANAGEMENT INC. AS
                                    MANAGING MEMBER

                              By  /s/ Walter T. Dwyer
                                  -------------------
                                 Name:  Walter T. Dwyer
                                 Title:  Vice President

                              MERRILL LYNCH PIERCE FENNER & SMITH


                              By  /s/ Graham Goldsmith
                                 Name:  Graham Goldsmith
                                 Title:  Director

                              MERRILL LYNCH GLOBAL INVESTMENT SERIES:
                              INCOME STRATEGIES PORTFOLIO
                              By: Merrill Lynch Asset Management, L.P.,
                                  as Investment Advisor


                              By_____________________________________
                                 Name:
                                 Title:

                              MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.


                              By_______________________________________
                                 Name:
                                 Title:

                              METROPOLITAN LIFE INSURANCE COMPANY


                              By_______________________________________
                                 Name:
                                 Title:

                              THE MITSUBISHI TRUST AND BANKING CORPORATION


                              By  /s/  Beatrice E. Kossodo
                                  ------------------------
                                 Name:  Beatrice E. Kossodo
                                 Title:  Senior Vice President

                              ML CBO IV (CAYMAN) LTD.
                              By: Highland Capital Management L.P.,
                                  as Collateral Manager


                              By_______________________________________
                                 Name:
                                 Title:

                              NATEXIS BANQUE, BFCE (formerly Banque Francaise du Commerce Exterieur)


                              By  /s/  Frank H. Madden, Jr.
                                  -------------------------
                                 Name:  Frank H. Madden, Jr.
                                 Title:  Vice President and Group Manager

                              By  /s/  Jordan Sadler
                                  -------------------------
                                 Name:  Jordon Sadler
                                 Title:  Associate

                              NATIONSBANK, N.A.


                              By_______________________________________
                                 Name:
                                 Title:

                              THE NORTHWESTERN MUTUAL LIFE
                              INSURANCE COMPANY


                              By_______________________________________
                                 Name:
                                 Title:

                              ORIX USA CORPORATION


                              By  /s/  Hiroyuki Mayauchi
                                 Name:  Hiroyuki Mayauchi
                                 Title:  Executive Vice President

                              PAMCO CAYMAN LTD.
                              By: Highland Capital Management, L.P.,
                                  as Collateral Manager


                              By_______________________________________
                                 Name:
                                 Title:

                              PAM CAPITAL FUNDING, L.P.
                              By:Highland Capital Management, L.P.,
                                 as Collateral Manager


                              By_______________________________________
                                 Name:
                                 Title:

                              PILGRIM PRIME RATE TRUST
                              By:Pilgrim Investments, Inc.,
                                 as its Investment Manager


                              By  /s/ Elizabeth MacLean
                                 Name:  Elizabeth MacLean
                                 Title:  Vice President

                              ROYALTON COMPANY
                              By:Pacific Investment Management Company,
                                 as its Investment Advisor


                              By  /s/  Raymond Kennedy
                                 Name:  Raymond Kennedy
                                 Title:  Senior Vice President


                              By:PIMCO Management Inc., a general partner


                              By  /s/  Raymond Kennedy
                                 Name:  Raymond Kennedy
                                 Title:  Senior Vice President

                              SENIOR HIGH INCOME PORTFOLIO, INC.


                              By_______________________________________
                                 Name:
                                 Title:

                              SENIOR DEBT PORTFOLIO
                              By:Boston Management and Research,
                                 as Investment Advisor


                              By  /s/ Scott H. Page
                                 Name:  Scott H. Page
                                 Title:  Vice President

                              STRATA FUNDING LTD.


                              By  /s/ David Dyer
                                 Name:  David Dyer
                                 Title:  Director

                              STANFIELD CAPITAL


                              By_______________________________________
                                 Name:
                                 Title:

                              TCW LEVERAGED INCOME TRUST, L.P.
                              By: TCW Advisers (Bermuda), Ltd.,
                                  as General Partner


                              By_______________________________________
                                 Name:
                                 Title:

                              By:  TCW Investment Management Company,
                                   as Investment Adviser


                              By_______________________________________
                                 Name:
                                 Title:

                              VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME
                              TRUST


                              By  /s/ Darvin D. Pierce
                                  -----------------------
                                 Name:  Darvin D. Pierce
                                 Title:  Vice President

                              VAN KAMPEN CLO I, LIMITED
                              By:Van Kampen American Capital Management Inc., as
                                    Collateral Manager


                              By  /s/ Darvin D. Pierce
                                  -----------------------
                                 Name:  Darvin D. Pierce
                                 Title:  Vice President